EXHIBIT 10.11.2



      SECOND AMENDMENT TO FIFTH RESTATED CREDIT AGREEMENT

     This Second Amendment to Fifth Restated Credit Agreement (this "Second Amendment") is entered into as of the 30th day of June, 1995, by and among Snyder Oil Corporation ("Borrower"), NationsBank of Texas, N.A., as Agent ("Agent"), and NationsBank of Texas, N.A., Bank One, Texas, N.A., Wells Fargo Bank, N.A. and Texas Commerce Bank National Association as Banks (the "Banks").

                         W I T N E S E T H:

     WHEREAS, Borrower, Agent and the Banks are parties to that certain Fifth Restated Credit Agreement dated as of June 30, 1994, as amended by that certain letter agreement by and among Borrower and the Banks dated as of May 1, 1995 (as amended, the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, pursuant to the Credit Agreement the Banks have made certain Loans to Borrower and the Agent has issued certain Letters of Credit on behalf of Borrower; and

     WHEREAS, Borrower has requested that certain provisions of the Credit Agreement, including, without limitation, Sections 9.5 and
10.4 and related definitions be amended in certain respects; and

     WHEREAS, subject to the terms and conditions herein contained, the Banks have agreed to Borrower's requests.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Agent and each Bank hereby agree as follows:

     Section 1. Amendments. Subject to the satisfaction of each condition precedent set forth in Section 2 hereof and in reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, the Credit Agreement shall be amended effective June 30, 1995 (the "Effective Date") in the manner provided in this Section 1.

     1.1. Amendment to Definitions.  The definitions of "Adjusted
Consolidated Cash Flow," "Consolidated Total Covered Debt" and "Loan Papers" contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

     "Adjusted Consolidated Cash Flow" means, with respect to Borrower for any time period, Consolidated Cash Flow of Borrower for such time period, adjusted, however, to (a) reflect all revenues and expenses (including lease operating expense, severance taxes, additional overhead and other expenses) attributable to material oil and gas properties purchased by Borrower or any of its Subsidiaries after the first day of such period as if such properties had been owned by Borrower or such Subsidiary on the first day of such period, (b) exclude all (i) expenses in an amount not exceeding $4,341,000 incurred by Borrower in its fiscal quarters ending June 30, 1995 and March 31, 1996 in connection with the settlement of certain litigation pending against Borrower in the District Court of Harris County, Texas styled Jerry Wayne Roberson, et al. v. Snyder Oil Corporation, et al., and (ii) recoveries made of such expenses by Borrower or any of its Subsidiaries under insurance policies. As used in this definition, "material oil and gas properties" means oil and gas properties purchased for a purchase price of not less than $25,000,000.

     "Consolidated Total Covered Debt" means with respect to Borrower at any time, (a) the consolidated Debt of Borrower and its Consolidated Subsidiaries at such time, plus (b) Consolidated Current Liabilities of Borrower and its Consolidated Subsidiaries in excess of Consolidated Current Assets of Borrower and its Consolidated Subsidiaries at such time, minus
     (c) Debt of Borrower at such time under the NBL Lease.

     "Loan Papers" means this Agreement, the Letter Agreement, the Second Amendment, the Notes, the Mortgages, the Restricted Subsidiary Guarantees and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     1.2. Additional Definitions.  Section 1.1 of the Credit
Agreement shall be amended to add the following definitions to such
Section:

     "Letter Agreement" means that certain letter agreement dated as of May 1, 1995 by and between Borrower and the Banks, pursuant to which, among other things, Section 4.2 was amended in certain respects.

     "NBL Lease" means, collectively, (a) that certain Master Equipment Lease Agreement dated November 3, 1994 by and between NationsBanc Leasing Corporation and Borrower, and (b) that certain Equipment Lease Schedule No. 1 dated November 3, 1994, by and between NationsBanc Leasing Corporation and Borrower, as amended by that certain First Amendment to Equipment Lease Schedule No. 1 dated December 30, 1994, pursuant to which Borrower leases certain equipment comprising a part of the West Plant more particularly described therein.

     "Second Amendment" means that certain Second Amendment to Fifth Restated Credit Agreement dated as of June 30, 1995, by and among Borrower, Agent and the Banks.

     "West Plant" means that certain 80 MMSCFD Gas Processing Plant, associated inlet system, and high pressure gas pipeline commonly known as the "West Plant", and located in the SE/4 of Section 8, Township 3 North, Range 66 West, Weld County, Colorado.

     "West Plant Documents" means (a) that certain Purchase and Sale Agreement dated June 30, 1995 by and between Borrower and Amoco Production Company, (b) that certain Asset Sale and Purchase Contract dated June 30, 1995, by and between Borrower and KN Gas Gathering, Inc., and (c) that certain Consent and Agreement dated June 30, 1995, by and among Borrower, NationsBanc Leasing Corporation, Amoco Production Company and KN Gas Gathering, Inc.

     1.3. Sale of the West Plant.  Section 9.5 of the Credit
Agreement shall be amended to read in full as follows:

     SECTION 9.5. Asset Dispositions. Except as herein provided, neither Borrower, any Restricted Subsidiary nor DJ Partners, L.P. shall sell, lease, abandon or otherwise transfer any of its assets to any other Person other than pursuant to an Exempt Transfer. Borrower, the Restricted Subsidiaries and DJ Partners, L.P. shall be permitted to sell or otherwise dispose of any asset other than (a) oil and gas properties, (b) Related Assets, (c) debt and equity securities issued by any Restricted Subsidiary, and (d) Other Borrowing Base Property. Borrower, the Restricted Subsidiaries and DJ Partners, L.P. may sell oil and gas assets, Related Assets and Other Borrowing Base Property; provided, that (x) during the period between the Periodic Determination occurring as of May 1, 1995 and the Periodic Determination occurring on or around November 1, 1995, Borrower, the Restricted Subsidiaries and DJ Partners, L.P. may only sell (i) Borrower's interest in the West Plant pursuant to the West Plant Documents as in effect on June 30, 1995, (ii) oil and gas properties, Related Assets (in addition to the West Plant) and Other Borrowing Base Properties with an aggregate value of $5,000,000, and (iii) oil and gas properties, Related Assets and other Borrowing Base Properties in addition to assets sold pursuant to clauses (i) and (ii) preceding provided, that
     (A) prior to selling any such additional assets, Borrower shall give Banks fifteen (15) days written notice prior to the effective date of any such sale, (B) Banks shall be permitted to make a Special Determination (in addition to Banks' right to make a Special Determination pursuant to Section 4.3 hereof) of the Borrowing Base in connection with any such sale, and (C) simultaneously with the completion of such sale, Borrower shall be required to reduce the outstanding principal balance of the Loans by an amount sufficient to eliminate any Borrowing Base Deficiency resulting from such Special Determination, and (y) the aggregate value of all oil and gas properties, Related Assets and Other Borrowing Base Property sold by Borrower, the Restricted Subsidiaries and DJ Partners, L.P. in transactions which are not Exempt Transfers during any period between Periodic Determinations commencing with the period between the Periodic Determinations scheduled to occur on or around November 1, 1995 and May 1, 1996 shall not exceed the sum of (i) the greater of (A) $10,000,000, or (B) five percent (5%) of the Recognized Value of all oil and gas properties and Related Assets held by Borrower and the Restricted Subsidiaries as reflected on the most recent Reserve Report and Related Asset Report delivered to the Banks prior to the commencement of such period, plus (z) the Recognized Value of all proved, developed, producing oil and gas reserves acquired by Borrower and Restricted Subsidiaries during such period. The Recognized Value of all proved, developed, producing reserves acquired by Borrower during any period between Periodic Determinations shall be determined by Borrower; provided that such value shall be subject to verification and adjustment by Required Banks if the value asserted by Borrower exceeds $5,000,000. For purposes of determining compliance with this Section 9.5, the value of oil and gas properties, Related Assets and Other Borrowing Base Property sold for cash shall be the sales price of the properties sold. The value of oil and gas properties sold for consideration other than cash shall be the amount which should be reflected on Borrower's books in accordance with GAAP as "proceeds from the sale of properties". Farmouts of undeveloped properties will not be considered sales or dispositions for purposes of this Section 9.5 until the farmee earns a right to an assignment of the underlying property.

     1.4. Adjusted Consolidated Cash Flow Coverage of Borrower.
Section 10.4 of the Credit Agreement shall be amended to read in full as follows:

     SECTION 10.4. Adjusted Consolidated Cash Flow Coverage of Borrower. If as of March 31, 1995, June 30, 1995 or September 30, 1995, Borrower's Adjusted Consolidated Cash Flow for (a) the fiscal quarter then ending, is less than four percent (4%) of Borrower's Consolidated Total Covered Debt as of such date exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, or (b) any period of four (4) fiscal quarters then ending is less than nineteen percent (19%) of Borrower's Consolidated Total Covered Debt as of such date exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, then, in either event, Borrower will, prior to the expiration of the applicable Special Cash Flow Cure Period, reduce the principal balance of the Loans to an amount which would cause Borrower's Adjusted Consolidated Cash Flow for such quarter and period of four fiscal quarters to exceed the percentages set forth herein of Borrower's Consolidated Total Covered Debt as so reduced. If, as of the end of any fiscal quarter ending on or after December 31, 1995, the aggregate Adjusted Consolidated Cash Flow of Borrower for
     (y) the fiscal quarter then ended is less than five percent (5%) of Borrower's Consolidated Total Covered Debt as of the end of such fiscal quarter exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, or (z) the four (4) fiscal quarters then ended is less than twenty five percent (25%) of Borrower's Consolidated Total Covered Debt as of the end of such fiscal quarter exclusive of such portion of Consolidated Total Covered Debt with respect to which Exempt Subsidiaries are the only obligors, then, in either event, Borrower will, prior to the expiration of the applicable Special Cash Flow Cure Period, reduce the principal balance of the outstanding Loans to an amount which would cause Borrower's Adjusted Consolidated Cash Flow for such quarter and period of four fiscal quarters to exceed the percentages set forth herein of Borrower's Consolidated Total Covered Debt as so reduced.

     SECTION 2. Conditions Precedent to Effectiveness of Amendments. The amendments to the Credit Agreement contained in Section 1 of this Second Amendment shall be effective only upon the satisfaction of each of the conditions set forth in this Section 2. If each condition set forth in this Section 2 has not been satisfied by the Effective Date, this Second Amendment and all obligations of the Banks and Agent contained herein shall, at the option of Majority Banks, terminate.

     2.1 Corporate Existence and Authority. Borrower shall have delivered to Agent such resolutions, certificates and other documents as Agent shall request relative to the authorization, execution and delivery by Borrower of this Second Amendment and the West Plant Documents.

     2.2 Certificate Regarding Representations and Warranties. Borrower shall have delivered to Agent a certificate of its vice president of finance, chief financial officer or chief accounting officer certifying that each representation and warranty contained in
(a) the Credit Agreement, (b) this Second Amendment, (c) each of the other Loan Papers, and (d) the West Plant Documents is true and correct and will be true and correct after giving effect to the amendments contained in Section 1 hereof.

     2.3 West Plant Documents. Borrower shall have delivered to Agent a copy of each West Plant Document, together with a certificate from an authorized officer of Borrower certifying that such copies are accurate and complete and represent the final understanding and agreement of the parties with respect to the subject matter thereof.

     SECTION 3. Representations and Warranties of Borrower. To induce the Banks and Agent to enter into this Second Amendment, Borrower hereby represents and warrants to Agent as follows:

     (a) Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.

     (b) The execution, delivery and performance by Borrower of this Second Amendment are within the Borrower's corporate powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower except Permitted Encumbrances.

     (c) This Second Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

     (d) Borrower has provided the Agent with a true and correct copy of all of the West Plant Documents including all amendments and modifications thereto. No rights or obligations of any party to any of such West Plant Documents have been waived, and no party to any of such West Plant Documents is in default of its obligations thereunder. Each of such West Plant Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and affect.

     SECTION 4. Miscellaneous.

     4.1 No Defenses. Borrower hereby represents and warrants to the Banks that there are no defenses to payment, counterclaims or rights of set-off with respect to the Loans existing on the date hereof.

     4.2 Reaffirmation of Loan Papers; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. Borrower hereby extends the Liens securing the Obligations until the Obligations have been paid in full, and agrees that the amendments and modifications herein contained shall in no manner affect or impair the Obligations or the Liens securing payment ad performance thereof.

     4.3 Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     4.4 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Agent incurred by Agent, in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

     4.5 Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart. However, no party shall be bound by this Second Amendment until all parties have executed a counterpart. Facsimiles shall be effective as originals.

     4.6 Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     4.7 Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                    BORROWER:

                    SNYDER OIL CORPORATION,
                    a Delaware corporation


                    By: /s/ James H. Shonsey
                       ---------------------------
                          James H. Shonsey
                          Vice President, Finance


                    AGENT:

                    NATIONSBANK OF TEXAS, N.A.


                    By: /s/ E. Murphy Markham IV
                       ---------------------------
                    Its: Senior Vice President

                    BANKS:

                    NATIONSBANK OF TEXAS, N.A.



                    By: /s/ Emurphy Markham IV
                       --------------------------
                    Its: Senior Vice President


                    TEXAS COMMERCE BANK
                    NATIONAL ASSOCIATION



                    By: /s/ Timothy E. Perry
                       --------------------------
                    Its: Senior Vice President


                    BANK ONE, TEXAS, N.A.



                    By: /s/ Brad Bartek
                       --------------------------
                    Its: Vice President


                    WELLS FARGO BANK, N.A.



                    By: /s/ Charles D. Kirkhman
                       --------------------------
                    Its: Vice President